SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 13, 2003

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-140636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 5.    Other Events and Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release issued January 13, 2003, announcing the appointment of Geoffrey H. Jenkins as Chairman of the Board of Directors and the appointment of James A. Wylie, Jr. as President and Chief Executive Officer and a Director of Diomed Holdings, Inc.

Attached as Exhibit 99.2 is a conformed copy of Mr. Wylie’s Employment Agreement with the Company.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 13, 2003 regarding new Senior Management

99.2	Employment Agreement between Diomed Holdings, Inc. and James A. Wylie, Jr. dated as of January 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc.
(Registrant)

Date: January 13, 2003	By:	/S/ JAMES A. WYLIE, JR.
	Name:	James A. Wylie, Jr.
	Title:	President and Chief Executive Officer

2